Exhibit 99.1

Broadridge Financial Solutions, Inc. Announces Acquisition of Investigo Corporation

Companies share common goal of helping financial services organizations become more competitive, efficient and profitable

Lake Success, NY – July 30, 2008 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading global provider of technology-based outsourcing solutions to the financial services industry, today announced that it has successfully completed the acquisition of Investigo Corporation.

The acquisition increases Broadridge’s commitment to enterprise data management and compliance solutions and complements a number of Broadridge initiatives targeted to support the wealth management strategies of its customers. Technology spending for wealth management is one of the fastest growing expenses in the securities industry. Both Investigo’s products and technologies can be leveraged to add value to the unique wealth management solutions Broadridge offers its customers.

“Investigo’s solution has proven to be readily scalable and is already making a difference for a number of large financial services firms. They are a strong addition to the Broadridge family,” said Richard J. Daly, Chief Executive Officer, Broadridge Financial Solutions. “At the same time, the acquisition of Investigo demonstrates our commitment to buy customer-focused organizations that can deliver innovative solutions to our clients,” Daly added.

The Investigo Enterprise Solution provides financial services enterprise data consolidation from multiple sources, including clearing houses, custodians and back office systems, into a central repository. It aggregates client account, position and transaction data to create a single structured data repository that provides accurate and reliable information to all applications across the enterprise. These include a number of critical applications available from Investigo as well as proprietary and third-party applications. Investigo’s data model can be further leveraged to deliver targeted data sets for customer-defined needs.

“Investigo is a great fit in our Securities Processing Solutions business. Their technology and deep understanding of its applications will enable us to tailor better and deeper solutions for financial institutions confronting the need to seamlessly combine customer and transaction information from multiple sources to achieve their business, relationship management and compliance strategies,” said Charlie Marchesani, President of Broadridge Securities Processing Solutions.

Investigo customers include major financial institutions and their advisors, such as broker-dealers, clearing firms, institutional custodians, money managers and insurance carriers. Investigo aggregates millions of accounts on a daily basis to update a customer’s data repository.

“Our acquisition by Broadridge will provide Investigo’s customers with a globally strong business partner with over $2.0 billion in revenues and a 40-plus year track record of providing superb service to financial services organizations of all sizes. Broadridge’s resources and experience will enable us to support an ambitious schedule of product development while constantly improving the quality and service levels of all of our offerings,” said Scott Fergusson, Co-Founder of Investigo.

Mr. Fergusson will become Vice President of Product Management and Development, where he will lead the development of a number of new initiatives. These include further enhancements to the business intelligence value of the data model, automation of direct business with mutual funds and insurance carriers and broader compliance offerings.

Broadridge plans to continue to use Investigo’s architecture and technology for new service offerings and will continue to support all of Investigo’s current solutions. It is anticipated that there will be no technology changes or development required by Investigo’s current customers.

Cantor, Fitzgerald & Co. served as Investigo Corporation’s financial advisor on this transaction.

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About Broadridge

Broadridge Financial Solutions, Inc., with over $2.0 billion in revenues and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

About Investigo

Investigo offers a comprehensive enterprise practice management system to the financial services industry. Their web-based system integrates a broad range of functions—including data aggregation, reporting, CRM, regulatory compliance and online document management—saving users time and money, as well as improving client service. Investigo clients include major financial institutions and their advisors, such as broker/dealers, clearing firms, institutional custodians, money managers and insurance carriers. Investigo aggregates millions of accounts, representing hundreds of billions in assets under management. Please visit www.investigo.net for more information.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (the “2007 Annual Report”). Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2007 Annual Report. These risks include: Broadridge’s success in retaining and selling additional services to its existing clients and obtaining new clients; the pricing of Broadridge’s products and services; changes in laws affecting the investor communication services provided by Broadridge; changes in laws regulating registered clearing agencies and broker-dealers; declines in trading volume, market prices, liquidity of securities markets or proprietary trading activity; Broadridge’s ability to continue to obtain data center services from its former parent company, Automatic Data Processing, Inc. (“ADP”); Broadridge’s debt levels and financing costs, including the impact of its credit ratings on such costs; the ability of Broadridge to develop brand recognition and its reputation with its clients and employees following its separation from ADP in March 2007; the incurrence of additional costs attributable to Broadridge’s operations as a stand-alone public company; changes in technology; availability of skilled technical employees; the impact of new acquisitions and divestitures; competitive conditions; and overall market and economic conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

Public Relations Firm of Record:

Jennifer Connelly

JC Public Relations, Inc.

(973) 625-1130

jenn@jcpublicrelations.com

Investor Relations:

Marvin Sims

Broadridge Financial Solutions, Inc.

(516) 472-5477